SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2000



                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


     Pennsylvania                  1-11459             23-2758192
     ------------                  -------             ----------
State or other jurisdiction      (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


                              PP&L Resources, Inc.
                              --------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS
          ------------

Corporate Name Changes
----------------------

     On February 14, 2000, PP&L Resources, Inc. filed Articles of Amendment with the Pennsylvania Department of State to change its name to PPL Corporation, effective immediately. In addition, several of PPL Corporation's direct and indirect subsidiaries changed their names, effective February 14, 2000, as follows:

     - PPL Electric Utilities Corporation, formerly known as PP&L, Inc., which provides electricity delivery service in eastern and central Pennsylvania, and markets wholesale energy in the United States and Canada;

     - PPL Global, Inc., formerly known as PP&L Global, Inc., an international independent power company which invests in and develops world-wide power projects;

     - PPL EnergyPlus, LLC, formerly known as PP&L EnergyPlus Co., LLC, which sells energy and energy services to newly deregulated markets;

     - PPL Spectrum, Inc., formerly known as PP&L Spectrum, Inc., which markets energy-related services and products;

     - PPL Gas Utilities Corporation, formerly known as Penn Fuel Gas, Inc., which provides natural gas distribution, transmission and storage services and sells propane;

     - PPL Energy Funding Corporation, formerly known as CEP Group, Inc., which, together with its subsidiaries, engages principally in financing and cash management activities;

     - PPL Montana, LLC, formerly known as PP&L Montana, LLC, which generates electricity for wholesale and retail customers in Montana and the Northwest;

     - PPL Montana Holdings, LLC, formerly known as PP&L Montana Holdings, LLC, which holds, through subsidiaries, investments in electricity generation and related assets in Montana; and

     - PPL Capital Funding, Inc., formerly known as PP&L Capital Funding, Inc., which provides debt funding for PPL Corporation and its subsidiaries other than PPL Electric Utilities Corporation.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PPL CORPORATION

                                        By: /s/ John R. Biggar
                                           -------------------------------
                                             John R. Biggar
                                             Senior Vice President and
                                             Chief Financial Officer

Dated:   February 14, 2000